UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2014

YOU ON DEMAND HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

27 Union Square, West Suite 502
New York, New York 10003
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-206-1216

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 5 to McMahon Note

On May 10, 2012, at the Company’s request, Mr. McMahon made a loan to the Company in the amount of $3,000,000. In consideration for the loan, the Company issued a convertible note to Mr. McMahon in the principal amount of $3,000,000, as amended on May 18, 2012, October 19, 2012, May 10, 2013 and January 31, 2014 (as amended, restated, supplemented or otherwise modified from time to time, including without limitation that certain Waiver concerning provisions of the convertible note between the Company and Mr. McMahon, dated November 4, 2013, the "McMahon Note").

Effective on December 30, 2014, the Company and Mr. McMahon entered into Amendment No. 5 to the McMahon Note pursuant to which the maturity date of the McMahon Note, which was December 31, 2014, is now extended to be December 31, 2016.

The foregoing description of Amendment No. 5 to the McMahon Note is qualified in its entirety by reference to the actual Amendment No. 5 to the McMahon Note, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 5 to the Convertible Promissory Note, dated December 30, 2014

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOU ON DEMAND HOLDINGS, INC.

	By:	/s/ Weicheng Liu
Name: Weicheng Liu
Title: Chief Executive Officer

Date: January 2, 2015